EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Rule 13a-14(b) (17 CFR § 240.13a-14(b)) or Rule 15d-14(b) (17 CFR § 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of Vadda Energy Corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the three months ended September 30, 2011 (the "Quarterly Report") of the Company complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Quarterly Report.

Date: November 21, 2011	By:	/s/ Daro Blankenship
	Name:	Daro Blankenship
	Title:	President and Chief Executive Officer (Principal Executive Officer)

The foregoing certification is furnished as an exhibit to the Periodic Report and will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.